EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration Statement No. 333-131900 on Form S-8 pertaining to Hughes Communications, Inc. of our report dated April 14, 2006 relating to the consolidated financial statements of Hughes Communications, Inc. and subsidiaries, and the related consolidated financial statement schedule, appearing in the Annual Report on Form 10-K of Hughes Communications, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Baltimore, Maryland

April 14, 2006